Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-148027) of Virtual Radiologic Corporation of our report dated March 17, 2008 relating to the financial statements, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

March 17, 2008